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                        AMENDMENT TO LINE OF CREDIT AGREEMENT

    This Sixth Amendment to Line of Credit Agreement (the "Amendment")is made and entered into this 29th day of February, 1996, by and between SANWA BANK CALIFORNIA (the "Bank") and INTERNATIONAL RECTIFIER CORPORATION (the "Borrower") with respect to the following:

         This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of June 30, 1993, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined here, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those containned in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

         NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

         1. EXTENSION OF EXPIRATION DATE. Section 1.01(d) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

              "(k) "EXPIRATION DATE": shall mean October 31, 1997 or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 8, whichever shall occur first".

         2.   CHANGE IN INTEREST RATE.  Section 2.04(b) and (c) of the
Agreement are deleted in their entirety and the following is substituted in lien thereof:

              "(b) EUROCURRENCY ADVANCES: For Advances denominated in Dollars or in Alternate Currency, a fixed rate quoted by the Bank for one, three, six, nine or twelve months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "Eurocurrency Interest Period"] for Advances in the minimum amount of $500,000 and in $100,000 increments thereafter. Such interest rate shall be a percentage, rounded upward to the nearest one-hundredth of one percent, equivalent to .75% in excess of the Bank's Eurocurrency Rate for Dollars or such Alternate Currency which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase Dollars or Alternate Currency deposits in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Eurocurrency Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such Alternate Currency deposits [the "Eurocurrency Rate"]. An Advance which bears interest at the Eurocurrency Rate is hereinafter referred to as the "Eurocurrency Advance".


              (c) COST OF FUNDS ADVANCES. For Advances denominated in Dollars, the Bank hereby agrees to make advances to the Borrower, at Borrower's election, at a fixed rate for such period of time that the Bank may quote and offer, provided that any such period of time shall be for at least 30 days and provided further that any such period of time does not extend beyond the Expiration Date (the "Cost of Funds Interest Period") for Advances in the minimum amount $500,000 and in $100,000 increments thereafter. Such interest rate shall be a percentage, rounded upward to the nearest one-hundredth of one percent, equivalent to .75% per annum in excess of the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Cost of Funds Interest Period (the Cost of Funds Rate"). Advances based upon the Fixed Rate are hereinafter referred to as "Cost of Funds Advances".

         3. CHANGE IN FOREIGN EXCHANGE. The third paragraph of Section 3.01 is deleted in its entirely and the following is substituted in lieu thereof:

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              "At no time, however, shall 10% of the aggregate of the
              settlement prices of all Foreign Exchange Contracts outstanding (net of designated offsets) exceed $5,000,000 as determined by Bank at the time of purchase or sale of each Foreign Exchange Contract, and provided further, that all Advances and 10% of the aggregate of the settlement prices of all Foreign Exchange Contracts outstanding and the total undrawn amount of all Letters of Credit outstanding (net of designated offsets) plus any partial draws paid by the Bank and not reimbursed by the Borrower may not exceed the Line of Credit."

         4. MODIFICATION OF FINANCIAL CONDITION. Section 7.14(d) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

              "(d) A ratio of the sum of net income, plus depreciation expense, plus amortization expense, plus net interest expense, each for the immediately preceding 4 fiscal quarters to the sum of the current portion of long-term Debt then due for the 4th immediately preceding fiscal quarter, plus set interest expense for the immediately preceding 4 fiscal quarters of not less than 2 to 1".

         5. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                             BORROWER:

SANWA BANK CALIFORNIA             INTERNATIONAL RECTIFIER CORPORATION


By:  David Carr                   By:  Michael P. McGee
                                       ---------------------------------------
    ----------------------------       Michael P. McGee / Vice President - CFO
    DAVID CARR, VICE PRESIDENT         ---------------------------------------
    ----------------------------                 (Name/Title)
      (Name/Title)
                                  By: ---------------------------------------


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                                                 (Name/Title)